Exhibit 10.1

SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 29, 2020, by and among RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP, a Delaware limited partnership (the “Borrower”), RETAIL OPPORTUNITY INVESTMENTS CORP., a Maryland corporation (“Parent Guarantor”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as Administrative Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Administrative Agent, is hereinafter referred to as “Agent”), and each of the undersigned “Lenders” (hereinafter referred to collectively as the “Lenders”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Parent Guarantor, certain Subsidiaries of the Parent Guarantor, KeyBank, Agent and the other Lenders are party to that certain Second Amended and Restated Credit Agreement dated as of September 8, 2017, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of December 20, 2019 (as the same may be further varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time, the “Credit Agreement”);
WHEREAS, the Borrower and the Parent Guarantor have requested that the Agent and the Lenders modify the Credit Agreement in certain respects and the Agent and the Lenders have agreed to such modifications on the terms and conditions set forth below;
NOW, THEREFORE, in consideration of the mutual covenants, promises, and agreements set forth hereinbelow, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, and as a material inducement to the Agent and the Lenders to agree to such modifications, the parties do hereby covenant and agree as follows:
1.Definitions. Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.
2.Modification of the Credit Agreement. Borrower, the Parent Guarantor, Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:
(a)By (i) deleting the defined term “Note Purchase Agreement” appearing in Section 1.01 of the Credit Agreement and (ii) adding the following new defined terms to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Liquidity Amount” means as of any date of determination, the sum of (a) the aggregate amount of Unrestricted Cash and Cash Equivalents held by Parent Guarantor or Borrower on such date, plus (b) the aggregate principal amount that is available for borrowing under any “Material Credit Facility” (as defined in each Note Purchase Agreement), including, without limitation, this Agreement, the Term Loan Agreement and each Note Purchase Agreement; provided that the maturity of such Material Credit Facility is at least one year from such date of determination; minus (c) the aggregate principal amount of Indebtedness outstanding on such date of determination that is payable or required to be paid on or prior to the last day of the Waiver Period, minus (d) the aggregate amount of committed capital expenditures to be made during the Waiver Period, minus (e) the aggregate amount of declared dividends and/or other distributions to be made during the Waiver Period.
“Note Purchase Agreement” means, collectively, (a) that certain Amended and Restated Note Purchase Agreement dated as of September 22, 2016 by and among Borrower and the Purchasers party thereto, as amended by that certain First Amendment dated as of September 8, 2017, and (b) that certain

Note Purchase Agreement dated as of November 10, 2017 by and among Borrower and the Purchasers party thereto, each as amended, restated, supplemented or modified from time to time, pursuant to which the Borrower issued certain senior unsecured notes.
“Unrestricted Cash and Cash Equivalents” means as of any date of determination, the sum of the aggregate amount of cash and Cash Equivalents (valued at fair market value) which is Unrestricted. As used in this definition, “Unrestricted” means the specified asset is not subject to any escrow, cash trap, reserves, Liens (other than Liens permitted under Section 7.1) or claims of any kind in favor of any Person.
“Waiver Period” means the period beginning on June 30, 2020 through and including March 31, 2021.
(b)By deleting in its entirety clause (E) of the defined term “Unencumbered Asset Pool Value” appearing in Section 1.01 of the Credit Agreement, and inserting in lieu thereof the following:
“(E) each UAP Property contributing to or included in the Unencumbered Asset Pool Value shall have a minimum occupancy (leased and tenant current on all payments under its lease) of not less than seventy percent (70%) (the “Minimum Economic Occupancy”); provided that (i) during the Waiver Period the percentage constituting the Minimum Economic Occupancy may be as low as fifty percent (50%) and (ii) up to fifteen percent (15%) of the aggregate value of the UAP Properties contributing to the Unencumbered Asset Pool Value can be comprised of Real Property Assets acquired in any preceding twelve (12) month period that do not meet the Minimum Economic Occupancy; and”
(c)By adding a new clause (f) to Section 7.10 of the Credit Agreement, immediately following clause (e) of such Section, to read as follows:
“(f) Liquidity Amount. Permit the Liquidity Amount to be less than $150,000,000 at any time during the Waiver Period.”
(d)By adding “and, with respect to any Compliance Certificate delivered to the Administrative Agent or the Lenders that covers all or any portion of the Waiver Period, the occupancy (leased and tenant current on all payments under its lease) of each UAP Property contributing to or included in the Unencumbered Asset Pool Value” at the end of Section 6.02(a) of the Credit Agreement.
3.Acknowledgment of Borrower and Parent Guarantor. Borrower and the Parent Guarantor hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and the Parent Guarantor, as applicable, enforceable against Borrower and the Parent Guarantor in accordance with their respective terms (except as enforceability is limited by Debtor Relief Laws or general equitable principles relating to or limiting creditors’ rights generally). By execution hereof, the Parent Guarantor consents to the amendments contained herein. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment, waiver or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower or the Parent Guarantor under the Loan Documents.
4.References to Credit Agreement. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement, as modified and amended herein.
5.Representations. Borrower and the Parent Guarantor represent and warrant to Agent and the Lenders as follows:
(a)Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower and the Parent Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and the Parent Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Borrower or the Parent Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to Borrower or the Parent Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any Organization Documents of, or any mortgage, indenture, agreement, contract or other instrument binding upon, Borrower or the Parent Guarantor or any of their respective properties or to which Borrower or the Parent Guarantor is subject, and (v) do not and will not result in or require the imposition of any Lien on any of the properties, assets or rights of Borrower or the Parent Guarantor.
(b)Enforceability. This Amendment constitutes the valid and legally binding obligations of Borrower and the Parent Guarantor, enforceable in accordance with the terms and provisions hereof, except as enforceability may be limited by Debtor Relief Laws or general equitable principles relating to or limiting creditors’ rights generally.
(c)Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent or approval of, or any filing with, or the giving of any notice to, any Governmental Authority other than those already obtained, taken or made, as the case may be, those specified herein and any disclosure filings with the SEC as may be required with respect to this Amendment.
(d)Reaffirmation. Borrower and the Parent Guarantor reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower and the Parent Guarantor in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.
6.No Default. By execution hereof, Borrower and the Parent Guarantor certify that as of the date of this Amendment and immediately after giving effect to this Amendment no Default or Event of Default has occurred and is continuing.
7.Waiver of Claims. Borrower and the Parent Guarantor acknowledge, represent and agree that as of the date of this Amendment they have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and Borrower and the Parent Guarantor do hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.
8.Effective Date. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent (the date all such conditions have been satisfied or waived in writing by the Lenders hereinafter referred to as the “Amendment Closing Date”):
(a)the execution and delivery of this Amendment by Borrower, the Parent Guarantor, Agent and all of the Lenders;
(b)the execution and delivery by Borrower, Parent Guarantor, and the agent and lenders under the Term Loan Agreement of an amendment to the Term Loan Agreement which is substantially the same as this Amendment in all material respects;
(c)Borrower shall have paid the reasonable and documented fees and expenses of the Agent due and payable in accordance with Section 10.04 of the Credit Agreement with respect to this Amendment and such other fees payable to the Agent and/or Lenders with respect to this Amendment, all of which shall be fully earned and non-refundable under any circumstances when paid;
(d)Agent shall have received confirmation that the Note Purchase Agreement has been amended in form and substance satisfactory to it; and
(e)Agent shall have received such other assurances, certificates, documents, consents or opinions as the Agent or the Lenders may reasonably request.
9.Amendment as Loan Document. This Amendment shall constitute a Loan Document.

10.Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic image (e.g., “PDF” or “TIF” via electronic mail) shall be effective as delivery of a manually executed counterpart of this Amendment. For purposes hereof, “Electronic Signatures” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any other Loan Document to be signed in connection with this Amendment, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Agent to accept electronic signatures in any form or format without its prior written consent. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.
11.Miscellaneous. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement. All captions in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.
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IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment, under seal, as of the day and year first above written.

BORROWER:
RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP, a Delaware limited partnership
	By:	Retail Opportunity Investments GP, LLC, its general partner, a Delaware limited liability company

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

PARENT GUARANTOR:
RETAIL OPPORTUNITY INVESTMENTS CORP., a Maryland corporation

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

ADMINISTRATIVE AGENT:
KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

	By:	/s/ James Komperda
Name: James Komperda
Title: Senior Vice President

LENDER:
KEYBANK NATIONAL ASSOCIATION, as a Lender, L/C Issuer

	By:	/s/ James Komperda
Name: James Komperda
Title: Senior Vice President

LENDER:
U.S. BANK NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Michael F. Diemer
Name: Michael F. Diemer
Title: Senior Vice President

LENDER:
PNC BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ David C. Drouillard
Name: David C. Drouillard
Title: Senior Vice President

LENDER:
BANK OF MONTREAL, CHICAGO BRANCH., as a Lender

	By:	/s/ Gwendolyn Gatz
Name: Gwendolyn Gatz
Title: Director

LENDER:
REGIONS BANK, as a Lender

	By:	/s/ William Chalmers
Name: William Chalmers
Title: Assistant Vice President

LENDER:
CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Jessica W. Phillips
Name: Jessica W. Phillips
Title: Authorized Signatory

LENDER:
BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Helen Chan
Name: Helen Chan
Title: Vice President

LENDER:
JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ Lance Buxkemper
Name: Lance Buxkemper
Title: Executive Director

LENDER:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Dale Northrup
Name: Dale Northrup
Title: Senior Vice President

LENDER:
CITIBANK, N.A., as a Lender

	By:	/s/ Chris Albano
Name: Chris Albano
Title: Authorized Signatory